The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated July 27, 2016

JPMorgan Chase Financial Company LLC	July 2016

Pricing Supplement No.

Registration Statement Nos. 333-209682 and 333-209682-01

Dated July     , 2016

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to at least 2.25% of the stated principal amount with respect to each quarterly monitoring period during which the basket closing value on each day is greater than or equal to 70% of the initial basket value, which we refer to as the downside threshold level. However, if, on any day during a quarterly monitoring period, the basket closing value is less than the downside threshold level, you will not receive any contingent quarterly payment for the related quarterly monitoring period. In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the final contingent payment date) for an early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket. If the securities have not been redeemed prior to maturity and the final basket value is greater than or equal to the downside threshold level, the payment at maturity due on the securities will be the stated principal amount and, if the basket closing value on each day during the final quarterly monitoring period is greater than or equal to the downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period. If, however, the securities have not been redeemed prior to maturity and the final basket value is less than the downside threshold level, you will be exposed to the decline in the basket, as compared to the initial basket value, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 70% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the basket. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Basket:	Underlying stocks	Bloomberg ticker symbol	Basket weighting
	Common stock of Bank of America Corporation	BAC	1/4
	Common stock of Citigroup Inc.	C	1/4
	Common stock of Capital One Financial Corporation	COF	1/4
	Common stock of Regions Financial Corporation	RF	1/4
Aggregate principal amount:	$
Optional early redemption:	We, at our discretion, may redeem the securities early, in whole but not in part, on any of the contingent payment dates (other than the final contingent payment date) for the early redemption payment. If we intend to redeem your securities early, we will deliver notice to The Depository Trust Company, or DTC, at least three business days before the applicable contingent payment date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.
Contingent quarterly payment:

•  If the basket closing value is greater than or equal to the downside threshold level on each day during a quarterly monitoring period, we will pay a contingent quarterly payment of at least $22.50 (at least 2.25% of the stated principal amount) per security on the related contingent payment date. The actual contingent quarterly payment will be provided in the pricing supplement.

•  If the basket closing value is less than the downside threshold level on any day during a quarterly monitoring period, no contingent quarterly payment will be payable with respect to that quarterly monitoring period.

Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the contingent quarterly payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final basket value is greater than or equal to the downside threshold level:	(i) the stated principal amount plus (ii) if the basket closing value on each day during the final quarterly monitoring period is greater than or equal to the downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period
	• If the final basket value is less than the downside threshold level:	(i) the stated principal amount times (ii) the basket performance factor. This cash payment will be less than 70% of the stated principal amount of the securities and could be zero.
Downside threshold level:	70.00, which is equal to 70% of the initial basket value
Stock adjustment factor:	With respect to each underlying stock, the stock adjustment factor is referenced in determining the closing price of the underlying stock and is set initially at 1.0 on the pricing date. The stock adjustment factor of each underlying stock is subject to adjustment in the event of certain corporate events affecting that underlying stock.
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	July , 2016 (expected to price on or about July 29, 2016)
Original issue date:	August , 2016 (3 business days after the pricing date) (settlement date)
Maturity date:	August 2, 2018, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00(2)	$980.00
		$5.00(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). In no event will these selling commissions exceed $15.00 per $1,000 stated principal amount security. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

If the securities priced today and assuming a contingent quarterly payment equal to the minimum listed above, the estimated value of the securities would be approximately $977.60 per $1,000 stated principal amount security. The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $950.00 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 8 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Terms continued from previous page:
Quarterly monitoring period:	With respect to each contingent payment date, the period from but excluding the second immediately preceding determination date (or, in the case of the first determination date, from but excluding the pricing date) to and including the immediately preceding determination date
Basket closing value:	The basket closing value will be calculated as follows: 100 × [1 + sum of (stock return of each underlying stock × basket weighting of that underlying stock)]
Stock return:	With respect to each underlying stock: (final stock price – initial stock price) initial stock price
Initial basket value:	Set equal to 100 on the pricing date
Final basket value:	The basket closing value on the final determination date
Initial stock price:	With respect to each underlying stock, the closing price of that underlying stock on the pricing date
Final stock price:	With respect to each underlying stock, the closing price of that underlying stock on the final determination date
Basket performance factor:	final basket value / initial basket value
Determination dates:	October 31, 2016, January 30, 2017, April 28, 2017, July 31, 2017, October 30, 2017, January 29, 2018, April 30, 2018 and July 30, 2018, subject to postponement for non-trading days and certain market disruption events
Contingent payment dates:	With respect to each quarterly monitoring period other than the final quarterly monitoring period, the third business day after the related determination date on which the related quarterly monitoring period ends. The payment of the contingent quarterly payment, if any, with respect to the final quarterly monitoring period will be made on the maturity date.
CUSIP/ISIN:	46646EQV7 / US46646EQV73
Listing:	The securities will not be listed on any securities exchange.
July 2016	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Investment Summary

The Contingent Income Callable Securities due August 2, 2018 Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to at least $22.50 (at least 2.25% of the stated principal amount) per security, with respect to each quarterly monitoring period during which the basket closing value on each day is greater than or equal to 70% of the initial basket value, which we refer to as a downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The contingent quarterly payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the determination date on which the related quarterly monitoring period ends or, in the case of the contingent quarterly payment, if any, with respect to the final quarterly monitoring period, the maturity date. However, if the basket closing value is less than the downside threshold level on any day during a quarterly monitoring period, investors will receive no contingent quarterly payment for that quarterly monitoring period. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if the basket was at or above the downside threshold level on each day during some quarterly monitoring periods, the basket may fluctuate below the downside threshold level on any day during the others.

In addition, we will have the right to redeem the securities at our discretion on any contingent payment date (other than the final contingent payment date) for the early redemption payment equal to the stated principal amount plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket. If the securities have not previously been redeemed and the final basket value is greater than or equal to the downside threshold level, the payment at maturity will be the sum of the stated principal amount and, if the basket closing value on each day during the final quarterly monitoring period is greater than or equal to the downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period. However, if the securities have not previously been redeemed and the final basket value is less than the downside threshold level, investors will be exposed to the decline in the basket, as compared to the initial basket value, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the basket performance factor, which will be less than 70% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the basket.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each underlying stock is a “Reference Stock.”

July 2016	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to at least 2.25% of the stated principal amount with respect to each quarterly monitoring period during which the basket closing value on each day is greater than or equal to 70% of the initial basket value, which we refer to as the downside threshold level. The actual contingent quarterly payment will be provided in the pricing supplement. The securities may be redeemed prior to maturity for the stated principal amount per security plus any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period, and the payment at maturity will vary depending on the basket closing value on each day during the final quarterly monitoring period, including the final basket value, as follows:

Scenario 1

On any contingent payment date (other than the final contingent payment date), we elect to redeem the securities.

▪      The securities will be redeemed for (i) the stated principal amount plus (ii) any contingent quarterly payment otherwise due with respect to the related quarterly monitoring period.

▪      Investors will not participate in any appreciation of the basket from the initial basket value.

Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the basket closing value is at or above the downside threshold level, which would otherwise potentially result in an amount of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the basket closing value is below the downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

Scenario 2

The securities are not redeemed prior to maturity, and the final basket value is greater than or equal to the downside threshold level.

▪      The payment due at maturity will be (i) the stated principal amount plus (ii) if the basket closing value on each day during the final quarterly monitoring period is greater than or equal to the downside threshold level, a contingent quarterly payment with respect to the final quarterly monitoring period.

▪      Investors will not participate in any appreciation of the basket from the initial basket value.

Scenario 3

The securities are not redeemed prior to maturity, and the final basket value is less than the downside threshold level.

▪      The payment due at maturity will be (i) the stated principal amount times (ii) the basket performance factor.

▪      Investors will lose some, and may lose all, of their principal in this scenario.

July 2016	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the basket closing value, (2) the final basket value and (3) whether we exercise our option to redeem the securities.

Diagram #1: Quarterly Monitoring Periods (Other Than the Final Quarterly Monitoring Period)

Diagram #2: Payment at Maturity if No Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

July 2016	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Hypothetical Examples

The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Initial basket value:	100.00
Downside threshold level:	70.00, which is 70% of the initial basket value
Hypothetical contingent quarterly payment:	$22.50 (2.25% of the stated principal amount) per security

In Examples 1 and 2, the closing basket value fluctuates over the term of the securities and we elect to call the securities on one of the contingent payment dates (other than the final contingent payment date). In Examples 3 and 4, the securities are not redeemed prior to, and remain outstanding until, maturity. Any redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket.

	Example 1			Example 2
Quarterly Monitoring Period	Lowest Basket Closing Value During Quarterly Monitoring Period	Contingent Quarterly Payment	Early Redemption Payment*	Lowest Basket Closing Value During Quarterly Monitoring Period	Contingent Quarterly Payment	Early Redemption Payment*
#1	60.00	$0	N/A	80.00	$22.50	N/A
#2	65.00	$0	N/A	65.00	$0	N/A
#3	68.00	$0	N/A	75.00	$22.50	N/A
#4	125.00	—*	$1,022.50	60.00	$0	N/A
#5	N/A	N/A	N/A	85.00	$22.50	N/A
#6	N/A	N/A	N/A	55.00	—*	$1,000.00
#7	N/A	N/A	N/A	N/A	$0	N/A
Final Quarterly Monitoring Period	N/A	N/A	N/A	N/A	N/A	N/A

* The early redemption payment includes any unpaid contingent quarterly payment with respect to the related quarterly monitoring period.

▪	In Example 1, we elect to redeem the securities on the fourth contingent payment date. As the basket closing value on at least one day during each of the first, second and third quarterly monitoring periods is less than the downside threshold level, no contingent quarterly payment was made with respect to those quarterly monitoring periods. As the basket closing value on each day during the fourth quarterly monitoring period is greater than or equal to the downside threshold level, the early redemption payment you receive on the fourth contingent payment date includes the contingent quarterly payment due with respect to that quarterly monitoring period, and the early redemption payment is calculated as follows:

stated principal amount + contingent quarterly payment = $1,000.00 + $22.50 = $1,022.50

In this example, the optional early redemption feature limits the term of your investment to approximately 12 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. Further, although the basket has appreciated by 25% from its initial basket value on the fourth determination date, you receive only $1,022.50 per security upon redemption and do not benefit from this appreciation.

▪	In Example 2, we elect to redeem the securities on the 6th contingent payment date. As the basket closing value on each day during the first, third and fifth quarterly monitoring periods is greater than or equal to the downside threshold level, you receive the contingent quarterly payment of $22.50 with respect to each of those quarterly monitoring periods. However, because the basket closing value is below the downside threshold level on at least one day during the 6th quarterly monitoring period, the early redemption payment you receive on the 6th contingent payment date does not include any contingent quarterly payment with respect to that quarterly monitoring period, and the early redemption payment is equal to the stated principal amount of $1,000.
July 2016	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

In this example, the optional early redemption feature limits the term of your investment to approximately 18 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving contingent quarterly payments. The total payments on the securities will amount to $1,067.50 per security.

	Example 3				Example 4
Quarterly Monitoring Period	Lowest Basket Closing Value During Quarterly Monitoring Period	Final Basket Value	Contingent Quarterly Payment	Early Redemption Payment*	Lowest Basket Closing Value During Quarterly Monitoring Period	Final Basket Value	Contingent Quarterly Payment	Early Redemption Payment*
#1	60.00	N/A	$0	N/A	80.00	N/A	$22.50	N/A
#2	65.00	N/A	$0	N/A	65.00	N/A	$0	N/A
#3	68.00	N/A	$0	N/A	68.00	N/A	$0	N/A
#4	60.00	N/A	$0	N/A	65.00	N/A	$0	N/A
#5	55.00	N/A	$0	N/A	75.00	N/A	$22.50	N/A
#6	60.00	N/A	$0	N/A	80.00	N/A	$22.50	N/A
#7	50.00	N/A	$0	N/A	65.00	N/A	$0	N/A
Final Quarterly Monitoring Period	45.00	55.00	$0	N/A	70.00	70.00	$22.50	N/A
Payment at Maturity	$550.00				$1,022.50

Examples 3 and 4 illustrate the payment at maturity per security based on the final basket value.

In Example 3, the securities are not redeemed prior to maturity and the basket closing value is below the downside threshold level on at least one during each quarterly monitoring period. As a result, you do not receive any contingent quarterly payment during the term of the securities and because the final basket value is less than the downside threshold level, at maturity, you are fully exposed to the decline in the basket closing value. As the final basket value is less than the downside threshold level, you receive at maturity (i) the stated principal amount times (ii) the basket performance factor, calculated as follows:

$1,000.00 × 55.00 / 100.00 = $550.00

In this example, the amount you receive at maturity is significantly less than the stated principal amount.

In Example 4, the securities are not redeemed prior to maturity and the basket closing value decreases to a final basket value of 70.00. As the basket closing value on each day during the first fifth and sixth quarterly monitoring periods is greater than or equal to the downside threshold level, you receive the contingent quarterly payment of $22.50 with respect to each of those quarterly monitoring periods. Although the final basket value is less than the initial basket value, because the final basket value is still not less than the downside threshold level, at maturity you will receive the stated principal amount and, because the basket closing value on each day during the final quarterly monitoring period is greater than or equal to the downside threshold level, the contingent quarterly payment with respect to the final quarterly monitoring period. Your payment at maturity is $1,022.50.

In this example, although the final basket value represents a 30% decline from the initial basket value, you receive the stated principal amount at maturity. In addition, because the basket has not declined below the downside threshold level on any day during the final quarterly monitoring period, you also receive at maturity the contingent quarterly payment with respect to the final quarterly monitoring period. The total payments on the securities will amount to $1,090.00 per security.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

July 2016	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been redeemed prior to maturity and if the final basket value is less than the downside threshold level, you will be exposed to the decline in the basket closing value, as compared to the initial basket value, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the basket performance factor. In this case, your payment at maturity will be less than 70% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly monitoring period if the basket closing value is less than the downside threshold level on any day during that quarterly monitoring period. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly monitoring period only if the basket closing value on each day during the quarterly monitoring period is greater than or equal to the downside threshold level. If the basket closing value is below the downside threshold level on any day during a quarterly monitoring period, you will not receive a contingent quarterly payment for that quarterly monitoring period. It is possible that the basket closing value could be below the downside threshold level on at least one day during most or all of the quarterly monitoring periods so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.
▪	The contingent quarterly payment is based on the basket closing value during the quarterly monitoring periods. Whether the contingent quarterly payment will be made with respect to a quarterly monitoring period will be based on the basket closing value on each day during that quarterly monitoring period. As a result, you will not know whether you will receive the contingent quarterly payment until the end of the related quarterly monitoring period. Moreover, because the contingent quarterly payment is based on the basket closing value on each day during that quarterly monitoring period, if the basket closing value on any day during that quarterly monitoring period is below the downside threshold level, you will not receive any contingent quarterly payment with respect to that quarterly monitoring period, even if the basket closing value was higher on other days during that quarterly monitoring period.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Investors will not participate in any appreciation in the basket. Investors will not participate in any appreciation in the basket from the initial basket value, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each quarterly monitoring period during which the basket closing value on each day is greater than or equal to the downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the optional early redemption feature of the securities. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the basket. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the basket closing value is at or above the downside threshold level, which would otherwise potentially result in an amount
July 2016	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

of interest payable on the securities that is greater than instruments issued by us of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities when the securities are paying above-market interest.

If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment. Under these circumstances, you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk. On the other hand, we will be less likely to exercise our redemption right when the basket closing value is below the downside threshold level, such that you will receive no contingent quarterly payments and/or that you might suffer a significant loss on your investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent quarterly payments and that you will suffer a significant loss on your investment at maturity.

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the downside threshold level and the final basket value and whether the basket closing value on any day during any quarterly monitoring period or the final determination date is below the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or upon an early redemption.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Correlation (or lack of correlation) of performances among the underlying stocks may reduce the performance of the basket, and changes in the prices of the underlying stocks may offset each other. The securities are linked to an equally weighted basket consisting of the underlying stocks. Movements and performances of the underlying stocks may or may not be correlated with each other. At a time when the price of one or more of the underlying stocks increases, the prices of the other underlying stocks may not increase as much or may decline. Therefore, in calculating the basket closing value on any day, increases in the price of one or more of the underlying stocks may be moderated, or more than offset, by the lesser increases or declines in the prices of the other underlying stocks. High correlation of movements in the prices of the underlying stocks during periods of negative returns could have an adverse effect on your return on your investment. There can be no assurance that the basket closing value will be greater than or equal to the downside threshold level on any day during any quarterly monitoring period.
▪	The estimated value of the securities will be lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary
July 2016	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Secondary trading may be limited” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the basket closing value, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stocks;
o	the time to maturity of the securities;
o	whether the basket closing value has been, or is expected to be, less than the downside threshold level on any day during any quarterly monitoring period;
o	whether we are expected to exercise our right to redeem the securities early;
o	the dividend rates on the underlying stocks;
o	the actual and expected positive or negative correlation among the underlying stocks, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of an underlying stock that may or may not require an adjustment to the stock adjustment factor for that underlying stock, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	Investing in the securities is not equivalent to investing in the basket or the underlying stocks. Investing in the securities is not equivalent to investing in the basket or any underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks.
▪	No affiliation with the issuers of underlying stocks. The issuers of the underlying stocks are not an affiliate of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might
July 2016	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

affect the value of the securities. We have not made any due diligence inquiry with respect to the issuers of the underlying stocks in connection with this offering.

▪	We may engage in business with or involving the issuers of the underlying stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuers of the underlying stocks without regard to your interests and thus may acquire non-public information about the issuers of the underlying stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuers of the underlying stocks, which may or may not recommend that investors buy or hold the underlying stocks.
▪	The anti-dilution protection for the underlying stocks is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor for a underlying stock and other adjustments for certain corporate events affecting an underlying stock. However, the calculation agent will not make an adjustment in response to all events that could affect an underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.
▪	The underlying stocks are concentrated in the banking industry. Each of the underlying stocks has been issued by a company whose business is associated with the banking industry. Because the value of the securities is determined by the performance of the Basket, an investment in these securities will be concentrated in this industry. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single positive or negative economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers.
▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the basket closing value. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial share price of an underlying stock and, therefore, could potentially increase the value that the closing price of an underlying stock must reach on each day during any quarterly monitoring period in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the basket at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the basket closing value on any day during any quarterly monitoring period or on the final determination date and, accordingly, whether investors will receive one or more contingent quarterly payments and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The final terms and valuation of the securities will be provided in the pricing supplement. The final terms of the securities will be provided in the pricing supplement. In particular, each of the estimated value of the securities and the contingent quarterly payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document. Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the contingent quarterly payment.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments
July 2016	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Consideration. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

July 2016	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Basket Overview

The basket is an equally weighted basket composed of four underlying stocks. For additional information about the underlying stocks, see “Underlying Stocks Overview” below.

The following graph is calculated to show the performance of the basket during the period from January 3, 2011 through July 26, 2016, assuming the underlying stocks are weighted as set out above such that the initial basket value was 100 on January 3, 2011 and illustrates the effect of the offset and/or correlation among the underlying stocks during that period. You cannot predict the future performance of any underlying stock or of the basket as a whole, or whether increases in the price of any underlying stock will be offset by decreases in the prices of the other underlying stocks. The historical value performance of the basket and the degree of correlation between the value trends of the underlying stocks (or lack thereof) should not be taken as an indication of its future performance.

Historical Basket Performance* January 3, 2011 through July 26, 2016

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 70% of the initial basket value.

July 2016	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Underlying Stocks Overview

Bank of America Corporation

Bank of America Corporation, which we refer to as “Bank of America,” is a financial institution that serves individual consumers, small- and middle-market businesses, institutional investors, large corporations and is a financial institution, serving individual consumers, small- and middle-market businesses, institutional investors, large corporations and governments with a range of banking, investing, asset management and other financial and risk management products and services. Bank of America is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the SEC by Bank of America pursuant to the Exchange Act can be located by reference to the SEC file number 001-06523 through the SEC’s website at www.sec.gov. In addition, information regarding Bank of America may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 26, 2016:

Bloomberg Ticker Symbol:	BAC	52 Week High (on 7/29/2015):	$18.16
Current Closing Price:	$14.53	52 Week Low (on 2/11/2016):	$11.16
52 Weeks Ago (on 7/27/2015):	$17.67

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Bank of America for each quarter in the period from January 1, 2011 through July 26, 2016. The closing price of one share of the common stock of Bank of America on July 26, 2016 was $14.53. The associated graph shows the closing prices of the common stock of Bank of America for each day in the same period. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the common stock of Bank of America has experienced significant fluctuations. The historical performance of Bank of America should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the common stock of Bank of America on any day during any quarterly monitoring period, including the final determination date.

Common Stock of Bank of America Corporation (CUSIP: 060505104)	High	Low	Dividends (Declared)
2011
First Quarter	$15.25	$13.33	$0.01
Second Quarter	$13.72	$10.50	$0.01
Third Quarter	$11.09	$6.06	$0.01
Fourth Quarter	$7.35	$4.99	$0.01
2012
First Quarter	$9.93	$5.80	$0.01
Second Quarter	$9.68	$6.83	$0.01
Third Quarter	$9.55	$7.04	$0.01
Fourth Quarter	$11.60	$8.93	$0.01
2013
First Quarter	$12.78	$11.03	$0.01
Second Quarter	$13.83	$11.44	$0.01
Third Quarter	$14.95	$12.83	$0.01
Fourth Quarter	$15.88	$13.69	$0.01
2014
July 2016	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Common Stock of Bank of America Corporation (CUSIP: 060505104)	High	Low	Dividends (Declared)
First Quarter	$17.92	$16.10	$0.01
Second Quarter	$17.34	$14.51	$0.01
Third Quarter	$17.18	$14.98	$0.05
Fourth Quarter	$18.13	$15.76	$0.05
2015
First Quarter	$17.90	$15.15	$0.05
Second Quarter	$17.67	$15.41	$0.05
Third Quarter	$18.45	$15.26	$0.05
Fourth Quarter	$17.95	$15.38	$0.05
2016
First Quarter	$16.43	$11.16	$0.05
Second Quarter	$15.11	$12.18	$0.05
Third Quarter (through July 26, 2016)	$14.53	$12.74	—

We make no representation as to the amount of dividends, if any, that Bank of America may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America.

The Common Stock of Bank of America Corporation – Daily Closing Prices January 3, 2011 to July 26, 2016

20
18
16
14
12
10
8
6
4
2
0
Price ($)
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16

Source: Bloomberg

This document relates only to the securities offered hereby and does not relate to the common stock of Bank of America. We have derived all disclosures contained in this document regarding the common stock of Bank of America from the publicly available documents described in the first paragraph under this “Bank of America Corporation” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Bank of America. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Bank of America is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first

July 2016	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

paragraph under this “Bank of America Corporation” section) that would affect the trading price of the common stock of Bank of America (and therefore the price of the common stock of Bank of America at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Bank of America could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of Bank of America.

July 2016	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Citigroup Inc.

Citigroup Inc., which we refer to as “Citigroup,” is a diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup is registered under the Exchange Act. Information provided to or filed with the SEC by Bank of America pursuant to the Exchange Act can be located by reference to the SEC file number 001-09924 through the SEC’s website at www.sec.gov. In addition, information regarding Citigroup may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 26, 2016:

Bloomberg Ticker Symbol:	C	52 Week High (on 7/29/2015):	$58.92
Current Closing Price:	$44.15	52 Week Low (on 2/11/2016):	$34.98
52 Weeks Ago (on 7/27/2015):	$57.96

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Bank of America for each quarter in the period from January 1, 2011 through July 26, 2016. The closing price of one share of the common stock of Citigroup on July 26, 2016 was $44.15. The associated graph shows the closing prices of the common stock of Citigroup for each day in the same period. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the common stock of Citigroup has experienced significant fluctuations. The historical performance of Citigroup should not be taken as an indication of its future performance, and no assurance can be given as to the price of one share of the common stock of Citigroup on any day during any quarterly monitoring period, including the final determination date.

Common Stock of Citigroup Inc. (CUSIP: 172967424)	High	Low	Dividends (Declared)
2011
First Quarter	$51.30	$43.90	$0.00
Second Quarter	$46.00	$36.81	$0.01
Third Quarter	$42.88	$23.96	$0.01
Fourth Quarter	$34.17	$23.11	$0.01
2012
First Quarter	$38.08	$28.17	$0.01
Second Quarter	$36.87	$24.82	$0.01
Third Quarter	$34.79	$25.24	$0.01
Fourth Quarter	$40.17	$32.75	$0.01
2013
First Quarter	$47.60	$41.15	$0.01
Second Quarter	$53.27	$42.50	$0.01
Third Quarter	$53.00	$47.67	$0.01
Fourth Quarter	$53.29	$47.67	$0.01
2014
First Quarter	$55.20	$46.34	$0.01
Second Quarter	$49.58	$45.68	$0.01
Third Quarter	$53.66	$46.90	$0.01
Fourth Quarter	$56.37	$49.68	$0.01
2015
July 2016	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Common Stock of Citigroup Inc. (CUSIP: 172967424)	High	Low	Dividends (Declared)
First Quarter	$54.26	$46.95	$0.01
Second Quarter	$57.39	$51.52	$0.05
Third Quarter	$60.34	$49.00	$0.05
Fourth Quarter	$55.87	$49.88	$0.05
2016
First Quarter	$51.13	$34.98	$0.05
Second Quarter	$47.33	$38.48	$0.05
Third Quarter (through July 26, 2016)	$44.57	$40.78	—

We make no representation as to the amount of dividends, if any, that Citigroup may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Citigroup.

The Common Stock of Citigroup Inc. – Daily Closing Prices January 3, 2011 to July 26, 2016

70
60
50
40
30
20
10
0
Price ($)
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16

Source: Bloomberg

This document relates only to the securities offered hereby and does not relate to the common stock of Citigroup. We have derived all disclosures contained in this document regarding the common stock of Citigroup from the publicly available documents described in the first paragraph under this “Citigroup Inc.” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Citigroup. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Citigroup is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Citigroup Inc.” section) that would affect the trading price of the common stock of Citigroup (and therefore the price of the common stock of Citigroup at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Citigroup could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of Citigroup.

July 2016	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Capital One Financial Corporation

Capital One Financial Corporation, which we refer to as “Capital One,” is a is a diversified financial services holding company with banking and non-banking subsidiaries that offer a range of financial products and services to consumers, small-businesses and commercial clients through branches, the internet and other distribution channels. Capital One is registered under the Exchange Act. Information provided to or filed with the SEC by Capital One pursuant to the Exchange Act can be located by reference to the SEC file number 001-13300 through the SEC’s website at www.sec.gov. In addition, information regarding Capital One may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 26, 2016:

Bloomberg Ticker Symbol:	COF	52 Week High (on 8/10/2015):	$82.49
Current Closing Price:	$67.69	52 Week Low (on 6/27/2016):	$58.15
52 Weeks Ago (on 7/27/2015):	$78.61

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Capital One for each quarter in the period from January 1, 2011 through July 26, 2016. The closing price of Capital One on July 26, 2016 was $67.69. The associated graph shows the closing prices of the common stock of Capital One for each day in the same period. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of Capital One has experienced significant fluctuations. The historical performance of Capital One should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Capital One on any day during any quarterly monitoring period, including the final determination date.

Common Stock of Capital One Financial Corporation (CUSIP: 14040H105)	High	Low	Dividends (Declared)
2011
First Quarter	$52.76	$43.68	$0.05
Second Quarter	$56.21	$47.87	$0.05
Third Quarter	$54.31	$37.63	$0.05
Fourth Quarter	$47.07	$37.75	$0.05
2012
First Quarter	$57.15	$43.75	$0.05
Second Quarter	$56.36	$48.40	$0.05
Third Quarter	$59.37	$53.36	$0.05
Fourth Quarter	$61.40	$54.77	$0.05
2013
First Quarter	$62.88	$50.80	$0.05
Second Quarter	$62.81	$52.76	$0.30
Third Quarter	$69.70	$63.59	$0.30
Fourth Quarter	$76.61	$67.83	$0.30
2014
First Quarter	$78.02	$68.66	$0.30
Second Quarter	$83.49	$72.95	$0.30
Third Quarter	$84.95	$78.04	$0.30
Fourth Quarter	$83.31	$76.43	$0.30
2015
First Quarter	$82.49	$73.21	$0.30
July 2016	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Common Stock of Capital One Financial Corporation (CUSIP: 14040H105)	High	Low	Dividends (Declared)
Second Quarter	$89.38	$79.67	$0.40
Third Quarter	$91.71	$71.55	$0.40
Fourth Quarter	$81.42	$72.18	$0.40
2016
First Quarter	$71.03	$58.66	$0.40
Second Quarter	$75.96	$58.15	$0.40
Third Quarter (through July 26, 2016)	$68.85	$60.86	—

We make no representation as to the amount of dividends, if any, that Capital One may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Capital One.

The Common Stock of Capital One Financial Corporation – Daily Closing Prices January 3, 2011 to July 26, 2016

Price ($)
100
90
80
70
60
50
40
30
20
10
0
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16

Source: Bloomberg

This document relates only to the securities offered hereby and does not relate to the common stock of Capital One. We have derived all disclosures contained in this document regarding the common stock of Capital One from the publicly available documents described in the first paragraph under this “Capital One Financial Corporation” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Capital One. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Capital One is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Capital One Financial Corporation” section) that would affect the trading price of the common stock of Capital One (and therefore the price of the common stock of Capital One at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Capital One could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of Capital One.

July 2016	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Regions Financial Corporation

Regions Financial Corporation, which we refer to as “Regions Financial,” provides traditional commercial, retail and mortgage banking services, as well as other financial services in the fields of asset management, wealth management, securities brokerage, insurance brokerage, trust services, merger and acquisition advisory services, and other specialty financing. Regions Financial is registered under the Exchange Act. Information provided to or filed with the SEC by Regions Financial pursuant to the Exchange Act can be located by reference to the SEC file number 001-034034 through the SEC’s website at www.sec.gov. In addition, information regarding Regions Financial may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

Information as of market close on July 26, 2016:

Bloomberg Ticker Symbol:	RF	52 Week High (on 8/10/2015):	$10.80
Current Closing Price:	$9.15	52 Week Low (on 2/11/2016):	$7.08
52 Weeks Ago (on 7/27/2015):	$10.41

The table below sets forth the published high and low closing prices of, as well as dividends on, the common stock of Regions Financial for each quarter in the period from January 1, 2011 through July 26, 2016. The closing price of Regions Financial on July 26, 2016 was $9.15. The associated graph shows the closing prices of the common stock of Regions Financial for each day in the same period. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of Regions Financial has experienced significant fluctuations. The historical performance of Regions Financial should not be taken as an indication of its future performance, and no assurance can be given as to the price of the common stock of Regions Financial on any day during any quarterly monitoring period, including the final determination date.

Common Stock of Regions Financial Corporation (CUSIP: 7591EP100)	High	Low	Dividends (Declared)
2011
First Quarter	$8.02	$6.88	$0.01
Second Quarter	$7.44	$5.94	$0.01
Third Quarter	$6.42	$3.33	$0.01
Fourth Quarter	$4.40	$3.02	$0.01
2012
First Quarter	$6.61	$4.34	$0.01
Second Quarter	$6.98	$5.55	$0.01
Third Quarter	$7.65	$6.39	$0.01
Fourth Quarter	$7.62	$6.25	$0.01
2013
First Quarter	$8.40	$7.19	$0.01
Second Quarter	$9.71	$7.67	$0.03
Third Quarter	$10.42	$9.07	$0.03
Fourth Quarter	$10.11	$9.22	$0.03
2014
First Quarter	$11.30	$9.82	$0.03
Second Quarter	$11.25	$9.88	$0.05
Third Quarter	$10.88	$9.71	$0.05
Fourth Quarter	$10.73	$9.06	$0.05
2015
July 2016	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Common Stock of Regions Financial Corporation (CUSIP: 7591EP100)	High	Low	Dividends (Declared)
First Quarter	$10.51	$8.70	$0.05
Second Quarter	$10.76	$9.46	$0.06
Third Quarter	$10.80	$8.77	$0.06
Fourth Quarter	$10.26	$8.82	$0.06
2016
First Quarter	$9.44	$7.08	$0.06
Second Quarter	$10.00	$7.60	$0.07
Third Quarter (through July 26, 2016)	$9.16	$8.02	—

We make no representation as to the amount of dividends, if any, that Regions Financial may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Regions Financial.

The Common Stock of Regions Financial Corporation – Daily Closing Prices January 3, 2011 to July 26, 2016

This document relates only to the securities offered hereby and does not relate to the common stock of Regions Financial. We have derived all disclosures contained in this document regarding the common stock of Regions Financial from the publicly available documents described in the first paragraph under this “Regions Financial Corporation” section without independent verification. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Regions Financial. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Regions Financial is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Regions Financial Corporation” section) that would affect the trading price of the common stock of Regions Financial (and therefore the price of the common stock of Regions Financial at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Regions Financial could affect the value received at maturity with respect to the securities and therefore the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of Regions Financial.

July 2016	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000/1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:	You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as

July 2016	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. holders should also note that recently promulgated Treasury regulations imposing a withholding tax on certain “dividend equivalents” under certain “equity linked instruments” will not apply to the securities.

FATCA.  Withholding under legislation commonly referred to as “FATCA” could apply to payments with respect to the securities that are treated as U.S.-source “fixed or determinable annual or periodical” income (“FDAP Income”) for U.S. federal income tax purposes (such as interest, if the securities are recharacterized, in whole or in part, as debt instruments, or contingent quarterly payments if they are otherwise treated as FDAP Income).  Under a recent IRS notice, withholding under FATCA will not apply to payments of gross proceeds (other than any amount treated as FDAP Income) of a taxable disposition, including an early redemption or redemption at maturity, of the securities.  You should consult your tax adviser regarding the potential application of FATCA to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “Basket Overview” and “Underlying Stocks Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

July 2016	Page 24

JPMorgan Chase Financial Company LLC

Contingent Income Callable Securities due August 2, 2018

Based on the Performance of an Equally Weighted Basket of Four Underlying Stocks
Principal at Risk Securities

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).
Where you can find more information:

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. MS-1-I dated June 3, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf

• Prospectus supplement and prospectus, each dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

July 2016	Page 25